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                                                                       EXHIBIT 5

                                                                   June 26, 2003
Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126

         Re:  Registration of Securities

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof, by Ford Motor Credit Company, (the "Company"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of Floating Rate Demand Notes of the Company ("the Securities").

         As Counsel -- Corporate and Secretary of the Company, I am familiar with the Restated Certificate of Incorporation and the By-Laws and with the affairs of the Company. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

         Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

         2. When (i) the registration requirements of the Securities Act have been complied with, (ii) the indenture between the Company and the Trustee pursuant to which the Debt Securities are to be issued (the "Indenture") has been qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"), (iii) the form or forms of the Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Indenture, and (iv) the Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor in accordance with such corporate action, the Indenture and in the manner contemplated by the Registration Statement, the Securities will thereupon be legally issued and binding obligations of the Company.

         My opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         For purposes of the relevant opinions above, I have assumed that the Securities will have been validly issued and will be fully paid and non-assessable.

         I wish to point out that I am a member of the Bar of the District of Columbia and do not hold myself out as expert in the laws of other jurisdictions. However, I have made, or caused to be made, such investigation as I have deemed appropriate with respect to the laws of other jurisdictions in connection with the opinions expressed herein, and nothing has come to my attention in the course of such investigation which would lead me to question the correctness of such opinions.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                        Very truly yours,

                                                        /s/ Susan J. Thomas

                                                        Susan J. Thomas
                                                        Counsel -- Corporate
                                                        and Secretary